STARBASE SIGNS DEFINITIVE AGREEMENT TO ACQUIRE TECHNOLOGY BUILDERS INC.

SANTA ANA, CA, FEB. 16, 2001 - STARBASE CORPORATION (NASDAQ: SBAS), Starbase Corp. (Nasdaq: SBAS), the leading provider of end-to-end collaboration products for both the creation and management of code and content for e-business applications, today announced it has signed a definitive agreement to acquire Technology Builders Inc. (TBI), a privately held e-business and enterprise application development software and services provider headquartered in Atlanta.

TBI develops and markets Caliber-RM(R), a leading collaborative requirements management system for e-business and enterprise application development. The acquisition strengthens the recently expanded Starbase product family, sales and marketing resources and positions the company as the first end-to-end collaborative environment for both the creation and management of e-business application requirements, software code and Web content.

The all stock transaction for approximately 10.2 million shares of Starbase common stock is valued at approximately $36.9 million, based on the closing price of Starbase common stock as of Feb. 15, 2001.

The transaction, which is expected to close within one week, will bolster Starbase's leadership role as a provider of a complete collaborative suite of software products and services for the e-business application development market.

Nicholas C. Kavadellas, president and CEO of TBI, will become the executive vice president of Starbase's Products Group, reporting to William R. Stow III, president and CEO of Starbase.

"The combined forces of Starbase and TBI are an incredible match-up," stated Ken Klein, chief operating officer of Mercury Interactive. "As a strategic partner with integrations to both companies' products, we believe this pairing will create an even stronger force in the market that will benefit our combined customer base. We look forward to a continued close association with Starbase."

"In addition to their next generation requirements management product, TBI brings to Starbase a team of seasoned sales, marketing, services and engineering professionals that will accelerate Starbase's aggressive pursuit of its growth objectives," stated Stow. "In the development of e-business applications, profound synergies exist among the management of business requirements, software code and Web content. As the only single source solution in the marketplace, the Starbase family of products will enable our customers to achieve higher levels of collaboration and development efficiencies."

"The TBI and worldweb.net acquisitions will have a strong and immediate impact on our revenues," continued Stow. "We anticipate the integration of new products and human resources will be rapidly accomplished."

"Together with worldweb.net, this acquisition leverages the momentum in Starbase's core business and creates an integrated content management application solution," stated Louis Columbus, senior analyst at AMR Research. "At the core of Starbase's competitive advantage is a technology platform attuned to the collaborative needs of development professionals. The
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combined effect of both acquisitions expands Starbase's breadth of technology uniting the application development and content management markets."

"Recognizing that collaboration is fast becoming a necessity in today's eBusiness marketplace, particularly in the development of Web applications, the strategic fit among Starbase's and TBI's culture, people and technologies was identified by both companies," stated Kavadellas. "We also believe requirements collaboration is key to achieving high quality and speeding the delivery of Web sites. By combining Caliber-RM with StarTeam and Expressroom I/O's code and content management technologies, Starbase will be the first to market with a truly collaborative and integrated end-to-end solution."

"With its early focus on managing code and content together, Starbase has demonstrated the ability to anticipate the changes in market direction," continued Columbus. "Starbase's strong focus on execution and sales productivity will be a key factor in their continued revenue growth."

"Starbase will benefit immediately from the TBI acquisition," stated James H. Smith, executive vice president, Starbase Customer Group. "TBI brings a breadth of experience to Starbase over and above their requirements management expertise. The seasoned TBI sales team has deep experience in life cycle product sales and will hit the ground running. TBI also expands our consulting and training strengths by bringing extensive knowledge and experience in implementing end-to-end software development life cycle solutions. Both the TBI and worldweb.net acquisitions significantly increase the size of our sales force, growing our North American sales force by 150% to 30 direct sales teams and establishing a Federal Group in Washington, D.C. Our international sales effort also increases to over 30 distributors in Europe and the Pacific Rim."

"Following the TBI and worldweb.net acquisitions, Starbase will support over 2,500 customers worldwide that will now be able to take advantage of our new end-to-end collaborative solution for their eBusiness development efforts -- a solution that brings together requirements, source code and change management, content management, delivery and deployment," added Smith.

TBI's client base of many Fortune 1000 companies include Bank of America, Hewlett-Packard, QWEST Communications, Universal Music, Chase Manhattan and Prudential Real Estate & Relocation.

TBI's Caliber-RM is a collaborative, Web-based requirements management system that enables teams to work together efficiently on project requirements and ensures that applications will meet end-user needs. Caliber-RM stores requirements and their attributes in a central repository that every project team member can access to view, add, modify and delete the dynamic requirements that impact the software development life cycle, whether they are connecting from a Windows or a Web-based client.

UBS Warburg served as financial advisor to Starbase for the TBI acquisition. SG Cowen served as financial advisor for the worldweb.net acquisition.

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Starbase, with headquarters in Santa Ana, will maintain new hub offices in
Atlanta, Dallas and London as well as existing offices in Boston, Chicago, New York, San Francisco, Beaverton, Ore. and Ann Arbor, Mich.

ABOUT TECHNOLOGY BUILDERS
Technology Builders provides integrated solutions for e-business and enterprise application development. Through the TBI-Caliber(R) suite of software products and strategic vendor partnerships, the company provides solutions for requirements management, requirements-based testing, project planning and estimation, object modeling, configuration management, and test planning and management, and defect tracking. More information can be obtained at http://www.tbi.com, via e-mail to sales@tbi.com or info@tbi.com.

ABOUT STARBASE CORP
Starbase is the leading provider of collaboration products for the creation and management of integrated code and content e-business applications. Collaboration is the simultaneous coordination, management and communication of geographically dispersed contributors of both code and content for e-business applications.

With more than 1,800 StarTeam customers worldwide, our technology supports the continuous cycle of creating, linking and managing digital assets, which comprise complex eBusiness applications. Starbase products enable users with differing technical and functional backgrounds to collaborate on the production of Web sites and eBusiness initiatives from multiple locations.

Companies and organizations, including leading corporations such as AIG, Aether Systems, BMC Software, ComputerJobs.com, Dell Computer, DiTech.com, eTour.com, Hollywood Entertainment, Intel, Lucent Technologies, Motorola, Oxygen Media, PepsiCo, Pioneer Group and Seagate Technology have selected StarTeam to manage their eBusiness development projects.

Starbase has headquarters at 4 Hutton Centre Drive, Suite 900, Santa Ana, Calif. 92707. Tel: 714/445-4400. Fax: 714/445-4404. Visit Starbase's Web site at
www.starbase.com.

NOTE TO EDITORS: Starbase and its product names are trademarks of Starbase Corp. All other product and company names herein are trademarks of their respective owners.

Forward Looking Statements
When used in the preceding discussion, the words "believes, expects, or intend to" and similar conditional expressions are intended to identify forward-looking statements. Such statements are subject to certain risks and uncertainties and actual results could differ materially from those expressed in any of the forward-looking statements. Such risks and uncertainties include, but are not limited to, (i) conditions in the general economy or the software industry, (ii) the timely development and market acceptance of products and technologies, (iii) competitive factors, (iv) demand for team productivity software products, (v) sell-through of products in the sales channel, (vi) and other risks described in StarBase Corporation's SEC reports and filings.

COMPANY CONTACTS:

Martha Ray | Public Relations
714.445.4531
mray@starbase.com


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Ann Jones | Director, Investor Relations
714.445.4440
Ajones@starbase.com


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